EXHIBIT 4.1

                             SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of September 30, 1998, by and among Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), Falcon Funding Corporation, a California corporation ("FFC"), Falcon Communications, L.P. , a California limited partnership ("New Falcon") and United States Trust Company of New York, as Trustee (the "Trustee").

                              W I T N E S S E T H :

     WHEREAS, as of the date hereof, pursuant to a Contribution and Purchase Agreement, dated as of December 30, 1997, as amended, FHGLP contributed substantially all of the existing cable operations owned by FHGLP and its subsidiaries to New Falcon and TCI Falcon Holdings, LLC ("TCI") contributed certain cable television systems owned and operated by affiliates of TCI to New Falcon, in each case in exchange for limited partnership interests of New Falcon (the "TCI Transaction");

     WHEREAS, pursuant to Section 5.01 of the Indenture, relating to the 8.375% Senior Debentures due 2010 (the "Senior Debentures") and the 9.285% Senior Discount Debentures due 2010 (the "Senior Discount Debenture," and collectively with the Senior Debentures, the "Debentures"), dated as of April 3, 1998 (the "Indenture"), in connection with consummation of the TCI Transaction, New Falcon is to be substituted for FHGLP as an obligor under the Debentures and the Indenture and thereupon FHGLP is to be released and discharged from any further obligation or liability with respect to the Debentures and the Indenture;

     WHEREAS, the final offering memorandum for the Debentures, dated as of March 31, 1998 (the "Offering Memorandum"), and the outstanding Debentures provide that, upon a Change of Control, an offer to purchase the Senior Debentures and the Senior Discount Debentures must be commenced at 101% of the principal amount thereof and the Accreted Value thereof, respectively, in each case plus accrued and unpaid interest;

     WHEREAS, Section 4.18 of the Indenture provides that, upon a Change of Control, an offer to purchase the Senior Debentures and the Senior Discount Debentures must be commenced at 100% of the principal amount thereof and the Accreted Value thereof, respectively, in each case plus accrued and unpaid interest

     WHEREAS, pursuant to Section 9.01(a) of the Indenture, the parties to this Supplemental Indenture desire to amend Section 4.18 of the Indenture to be consistent with the disclosure in the Offering Memorandum and the terms of the outstanding Debentures;

     WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and the terms of the Indenture have been done; and

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Certain Terms Defined in the Indenture. All capitalized terms used herein without definition herein shall have the meanings ascribed thereto in the Indenture.

     SECTION 2. Amendments to the Indenture. Subject to Section 3 hereof, the Indenture is hereby amended as follows:

         (a) New Falcon shall be hereby substituted as an obligor under the Debentures and the Indenture;

         (b) FHGLP shall be hereby released and discharged from any further obligation or liability with respect to the Debentures and the Indenture; and

         (c) The references to 100% in Section 4.18(a) of the Indenture shall be amended to read 101%.




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     SECTION 3.  Governing  Law.  The laws of the State of New York shall govern this Supplemental Indenture, without regard to the choice of law provisions thereof.

     SECTION 4. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 5. Ratification. Except as expressly amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Issuers and the Trustee.




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     IN WITNESS  WHEREOF,  the parties  hereto  have  caused  this  Supplemental
Indenture to be duly executed as of the date first above written.

                                   FALCON HOLDING GROUP, L.P.

                                   By:  Falcon Holding Group, Inc.,
                                        its General Partner


                                   By:  /s/Stanley S. Itskowitch
                                        --------------------------
                                        Stanley S. Itskowitch
                                        Executive Vice President and
                                        General Counsel


                                   FALCON FUNDING CORPORATION


                                   By:  /s/Stanley S. Itskowitch
                                        --------------------------
                                        Stanley S. Itskowitch
                                        Executive Vice President and
                                        General Counsel

                                   FALCON COMMUNICATIONS, L.P.

                                   By: Falcon Holding Group, L.P.,
                                        its general partner
                                       By: Falcon Holding Group, Inc.,
                                             its general partner

                                   By:  /s/Stanley S. Itskowitch
                                        --------------------------
                                        Stanley S. Itskowitch
                                        Executive Vice President and
                                        General Counsel

                                   UNITED STATES TRUST COMPANY OF NEW YORK, as
                                     Trustee


                                   By:  /s/Margaret M. Ciesmelewski
                                        ---------------------------
                                        Margaret M. Ciesmelewski
                                        Assistant Vice President